Brand Licensing and Technology Transfer Agreement

between

Maschinenfabrik Stolpen, Pirnaer Landstrasse 29, 01833 Stolpen, Germany

Jens Kroehnert, Pirnaer Landstrasse 29, 01833 Stolpen, Germany

(Party A/ Licensor)

and

Industrial Technical Corporation HK Ltd. (ITC HK)

Level 7 Parkview Centre, 7 Lau Li Street, Causeway Bay, Hong Kong

("Party B/ Licensee")

Abstract

Party A is the legal owner of "Fortschritt", a brand trademark registered the Federal Republic of Germany and proprietor of construction drawings and plans, as well as related patents of agricultural machinery such as balers, mowers, hangers etc. The company is a successor of GDR's VEB Kombinat Fortschritt, the Eastern bloc's former leading manufacturer of agricultural machinery.

Party B is a Qingdao based metal parts producer, supplying leading agricultural and special machinery to vehicle manufacturers such as Krone Landtechnik, Kaercher, Hako etc. Party B intends to establish an assembly line in China for agricultural machinery based on the know -how and intellectual property provided by Party A in order to distribute this machinery under the brand "Fortschritt" in China and other Greater Asian markets. In pursuit of this project, Party B will establish a special purpose vehicle, which shall become the holding company of the operating company, assembling the aforementioned products in The People's Republic of China.

All Appendixes are part of this agreement.

Signature: 05/09/2016 05.09.2016

INDUSTRIAL TECHNICAL CORPORATION HONG KONG LIMITED

Use of "Fortschritt" Brand

1. Under this agreement, Party A grants Party B the exclusive brand use rights of "Fortschritt" brand and brand designs (*see Appendix, Exhibit 1*) for all agricultural machinery, spare parts, accompanying marketing material as well as media and promotion use. Party A can block the distribution of any marketing material produced by Party B, that contains grossly misleading statements or false information in relation to products and the brand.
2. Any use of the brand expanding beyond the intended product line and scope of business, requires the written permission of Party A.
3. Both Parties will ensure the protection of the brand and take all necessary steps to prevent copyright infringement and unauthorized use of the brand through third parties. In case any copyright infringement is brought to the attention of one party, both parties agree to inform each other immediately.
4. Party A will grant Party B a first right of refusal for the purchase of the full ownership of the brand from Party B. In case that Party A is approached by any third party to purchase full ownership of the brand, Party A will inform Party B immediately. In this case, Party B is given a 6 month period to consummate the purchase of the brand, from the date Party B has been informed about the occurrence of such an offer.

Technology Transfer & Quality Control

1. Party A will make all plans, drawings, technical data, material specifications and other relevant information related to the products (*see Appendix, Exhibit 2*) accessible for Party B and transfer this information in digital or analogue format to Party A .
2. Party B will treat this information as confidential and implement all necessary measures to ensure the protection and integrity of this information.
3. Party B will ensure that all products and parts manufactured and distributed under the "Fortschritt" brand will comply with German industrial standards according to present DIN (*Deutsche Industrie Norm*). Party B will grant Party A access to its production & assembly facilities as well as quality control department at any time for quality verification purposes.
4. Both Parties will inform each other about any enhancements and technical improvements of the products.
5. Any technical information submitted and made accessible by Party A is for the exclusive use by Party B. Party B is permitted to disclose such information to third parties supplying parts or application not produced by Party B in-house. In order to maintain the integrity of the intellectual property Party B will make sure the information disclosed is limited to a necessary minimum, not endangering or compromising the integrity and confidentiality of whole product designs.

Signature: 05/09/2016 05.09.2016

INDUSTRIAL TECHNICAL CORPORATION HONG KONG LIMITED

Markets , Distribution & Non-Competition

1. All products manufactured by Party B will be exclusively distributed and sold in the following markets: People's Republic of China, Taiwan, Korea Republic, Thailand, Vietnam, Laos, Cambodia, Indonesia, Myanmar, Nepal, Malaysia, Singapore, Papua-New Guinea, Japan, Mongolia, Kazakhstan, Uzbekistan, Turkmenistan, India, Sri Lanka, Pakistan, Bangladesh and Afghanistan.
2. Party B intends to also develop the markets in South America and Africa. Both parties agree that as soon as significant sales & distribution channels in these areas have been developed, this agreement shall either be extended to cover these markets or a separate agreement covering these geographical areas shall be crafted.
3. Party B is aware of Party A's own activities and distribution channels that currently serve Germany, the wider European Union as well as Russia. Both parties seek to protect each other's interest and will try to prevent grey imports and / or re- sales on a best efforts basis.

License Fees & Compensations

1. Party B will pay Party A License Fees for all products assembled and distributed by Party B and / or its subsidiaries according to the compensation schedule (*see Appendix, Exhibit 3*) .
2. Party B will grant Party A 10% of the founders equity of the SPV to be incorporated by Party B for the business outlined in this agreement.

Transferability

1. Party B has the right to transfer this agreement to the SPV that will be incorporated for the specific business defined in this agreement. Any other transfer of sub-use rights of the brand to any third parties are prohibited and require the written permission of Party A.
2. Any technical information submitted and made accessible by Party A is for the exclusive use of Party B. The outsourcing of the assembly of entire machines to third parties by party B is prohibited.

Termination

This agreement is valid indefinitely. This agreement can only be cancelled earliest to the 31.12.2021. Such a cancellation must be announced latest by June 30th 2021 in written form. In case this cancellation option is not executed the contract extends automatically for 5 more years. Party B is entitled to sell any remaining inventory under the brand name "Fortschritt" in case of such a cancellation. The right to cancel this agreement with immediate effect in case of gross misconduct shall remain intact (see also "Use of 'Fortschritt' Brand") as well as in case Party B is put under administration or liquidated. In any case, either through an orderly cancellation or a cancellation due to gross misconduct or bankruptcy, Party B is obliged to return all IPR to Party A.
Party A shall be deemed free of any reimbursements or other liabilities.

Signature:

05/09/2016 05.09.2016

Administration & Bankruptcy

1. In case that Party B is put under administration or liquidated, this agreement terminates with immediate effect. The remaining inventory will be allowed to remain under the brand name "Fortschritt". All intellectual property has to be returned to Party A and all information in Part B's possession has to be destroyed.
2. In case Party A is put under administration or is being liquidated, Party B has the right to purchase the brand and all intellectual property used by Party B up to this point, for a one off payment of US$ 10,000 (ten thousand United States Dollars).
3. Both parties have the obligation to inform each other in case of financial difficulties that have the potential to threaten the existence of their entities.

Severability Clause

The terms and conditions of this Agreement are severable, and in the event that any of the terms, conditions or the application thereof to any person, entity or circumstance is held invalid, such invalidity shall not affect other terms or applications of this Agreement. In lieu thereof, there shall be added a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible, legal, valid and enforceable.

Governing Law

1. This agreement shall be governed by the law of the Federal Republic of Germany. United Nations Convention on the Sale of Goods (CISG) is excluded. For all legal disputes between the parties, the court situated at the registered office of Party A is competent.

Both Parties agree to execute this agreement in good faith.

For and on the behalf of

Party A

Jens Kroehnert

Maschinenfabrik Stolpen GmbH

Date 05/09/2016

Maschinenfabrik Stolpen GmbH
Stolpen in Sachsen
Pirnaer Landstraße 24
01833 Stolpen
Telefon 03 59 73 / 2 24 - 0
Telefax 03 59 73 / 2 24 - 14

Signature:

For and on the behalf of

Party B

Andreas Spiegler

ITC

Date 05.09.16

INDUSTRIAL TECHNICAL CORPORATION HONG KONG LIMITED

Exhibit 2, Product List

Picture	Number	Description	Remark
	K464- baler machine	**Technical data High-Density Baler K464** Solid Design – the only high-density baler who process silage easily with a bale weight up to 75kg Bigger & Stronger – Pick-Up with feeding roll 2,35m width – 1000 rpm PTO Stable Value & Long Living – through double powder coating proven, maintenance-free Raussendorf – high performance knotters	Most powerful side pull high-density baler world wide
	**K 540 Big Square Baler**	**HighSpeed:** Much higher capacity thanks to higher stroke frequency and larger pre-chamber HDP: higher bale density – up to 25 % heavier bales	Based on different Fortschritt Models since 1980
 	**LAW 540/2** **Loading and silage trucks**	**LAW 540/2** Low loss loading, exact and careful cutting, high performance and a first class feed structure are several plus points of our technology. Loading and silage trucks with 4 - 24 tons maximum approved weight are the complex technologies supplied by our company.	Based on a Fortschritt Model since 1980

Signature:

Maschinenfabrik Stolpen GmbH
Stolpen in Sachsen
Pirnaer Landstraße 24
01833 Stolpen
Telefon 03 59 73 / 2 24 - 0
Telefax 03 59 73 / 2 24 - 14

05/09/2016

05.09.2016

INDUSTRIAL TECHNICAL CORPORATION HONG KONG LIMITED

 FORTSCHRITT  FORTSCHRITT	**235 Disc-mover** **Mover conditioner** **Rotary tedders**	**Disc movers** ǀerfect cuts Low tractor input Easy handling Dependable and long-lasting **Rotary tedders** high-quality and dependable rotary tedders for tedding wilted silage and hay crops.	

Signature:

Maschinenfabrik Stolpen GmbH
Stolpen in Sachsen
Pirnaer Landstraße 24
01833 Stolpen
Telefon 03 59 73 / 2 24 - 0
Telefax 03 59 73 / 2 24 - 14

05/09/2016

05.09.2016

Appendix

Exhibit 1, "Fortschritt" Brand Registration



Beglaubigte Abschrift/ Certified Copy / Copie Certifiée / Copia Autenticata
Certificado de registro de marca comunitaria / Eintragungsurkunde der Gemeinschaftsmarke / Registration certificate of community trade mark / Certificat d'enregistrement de marque communautaire / Certificato registrazione di marchio comunitario

HABM – HARMONISIERUNGSAMT FÜR DEN BINNENMARKT
MARKEN, MUSTER UND MODELLE

EINTRAGUNGSURKUNDE

Diese Eintragungsurkunde wird für die unten angegebene Gemeinschaftsmarke ausgestellt. Die betreffenden Angaben sind in das Register für Gemeinschaftsmarken eingetragen worden.

OHIM – OFFICE FOR HARMONIZATION IN THE INTERNAL MARKET
TRADE MARKS AND DESIGNS

CERTIFICATE OF REGISTRATION

This Certificate of Registration is hereby issued for the Community Trade Mark identified below. The corresponding entries have been recorded in the Register of Community Trade Marks.

Eingetragen / Registered 26/10/2015

No 013965397

FORTSCHRITT

Der Präsident / The President

António Campinos

COPY

CTM 013965397

Alicante, 29/10/2015

Signature:

Maschinenfabrik Stolpen GmbH
Stolpen in Sachsen
Pirnaer Landstraße 24
01833 Stolpen
Telefon 03 59 73 / 2 24 - 0
Telefax 03 59 73 / 2 24 - 14

09. Mai 2016

09. 05. 2016

INDUSTRIAL TECHNICAL CORPORATION HONG KONG LIMITED

OAMI OFICINA DE ARMONIZACION DEL MERCADO INTERIOR (MARCAS, DIBUJOS Y MODELOS)
HABM HARMONISIERUNGSAMT FÜR DEN BINNENMARKT (MARKEN, MUSTER UND MODELLE)
OHIM OFFICE FOR HARMONIZATION IN THE INTERNAL MARKET (TRADE MARKS AND DESIGNS)
OHMI OFFICE DE L'HARMONISATION DANS LE MARCHE INTERIEUR (MARQUES, DESSINS ET MODELES)
UAMI UFFICIO PER L'ARMONIZZAZIONE NEL MERCATO INTERNO (MARCHI, DISEGNI E MODELLI)

Copia Certificada · Beglaubigte Abschrift · Certified Copy
Copie Certifiée · Copia Autenticata

Código de identificación · Identifizierungscode · Identification code
Code d'identification · Codice di identificazione K7GS2I7ZLG4BJWQUDS5MESZKRU

Por el presente se certifica que el documento que se adjunta es una copia conforme del certificado de registro para la marca comunitaria cuyo número y fecha de registro aparecen a continuación.
El documento original puede ser consultado en el enlace de la OAMI http://oami.europa.eu introduciendo el código de identificación indicado más arriba.

Hiermit wird bestätigt, daß die Abschrift, die diesem Beleg beigeheftet ist, eine genaue Abschrift der Eintragungsurkunde ist, die für die Gemeinschaftsmarke mit der nachstehenden Eintragungsnummer und dem nachstehenden Eintragungstag ausgestellt wurde.
Das Originaldokument kann mittels Eingabe eines Identifizierungscode bei folgender Webadresse http://oami.europa.eu eingesehen werden.

This is to certify that the attached document is an exact copy of the certificate of registration issued for the Community trade mark bearing the registration number and date indicated below.
The original document can be consulted introducing the identification code indicated above at the following OHIM web page link http://oami.europa.eu

Par la présente, il est certifié que le document annexé est une copie conforme du certificat d'enregistrement délivré pour la marque communautaire portant le numéro et la date d'enregistrement qui figurent ci-après.
Le document original peut être consulté sur le site web de l'OHMI http://oami.europa.eu en introduisant le code d'identification indiqué ci-dessus.

Con la presente si certifica che il documento allegato è una copia conforme del certificato di registrazione per il marchio comunitario contrassegnato dal numero e dalla data di registrazione riportati sotto.
Il Documento originale può essere consultato introducendo il codice di identificazione sopra indicato nel indirizzo http://oami.europa.eu della pagina Web della UAMI.

Num./Nr./No/n°/n.	Fecha/Datum/Date/Date/Data
013965397	**26/10/2015**

Alicante, 29/10/2015

Birgit Filtenborg
Tel. +34 96 513 8864
Departamento de Servicios al Cliente
Hauptabteilung Kundendienstleistungen
Customer Services Department
Département «Services aux Clients»
Dipartimento Servizi ai Clienti

Maschinenfabrik Stolpen GmbH
Stolpen in Sachsen
Pirnaer Landstraße 24
01833 Stolpen
Telefon 03 59 73 / 2 24 - 0
Telefax 03 59 73 / 2 24 - 14

Signature: 05/09/2016

05.09.2016

HONG KONG LIMITED · INDUSTRIAL TECHNICAL CORPORATION

Exhibit 3, Compensation Schedule

Baler machine Production Quantity	Compensation In percent
1 to 500	7.5
501 to 1500	5
More than 1500	1.5

Signature:

05/09/2016

Maschinenfabrik Stolpen GmbH
Stolpen in Sachsen
Pirnaer Landstraße 24
01833 Stolpen
Telefon 03 59 73 / 2 24 - 0
Telefax 03 59 73 / 2 24 - 14

05.09.2016

INDUSTRIAL TECHNICAL CORPORATION HONG KONG LIMITED